Exhibit 99.1

October 30, 2024	Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com

AMERICAN WATER REPORTS STRONG THIRD QUARTER 2024 RESULTS

AFFIRMS LONG-TERM TARGETS AND 2024 EPS GUIDANCE

ANNOUNCES 2025 EPS GUIDANCE, REFLECTING GROWTH OF 8%

•	Third quarter 2024 earnings were $1.80 per share, compared to $1.66 per share in 2023; year-to-date 2024 earnings were $4.17 per share, compared to $4.03 per share in 2023

•	Year-to-date 2024 and 2023 comparative results reflect a net unfavorable weather impact of an estimated $0.04 per share; no weather impact quarter over quarter

•

2024 weather-normalized earnings per share guidance range of $5.25 to $5.30 affirmed; includes $0.10 per share of incremental interest income from the Homeowner Services Group (HOS) seller note that was amended in early 2024

•	2024 earnings per share guidance range of $5.15 to $5.20, excluding the $0.10 per share of incremental interest income from the amended HOS note

•

On October 29, completed the acquisition of the wastewater collection and treatment system assets of Butler Area Sewer Authority in Pennsylvania for $230 million, which adds approximately 15,000 customer connections

•	Initiating 2025 earnings per share guidance range of $5.65 to $5.75, which includes $0.10 per share of incremental interest income from the amended HOS note

•	2025 earnings per share guidance range of $5.55 to $5.65, excluding the $0.10 per share of incremental interest income from the amended HOS note

•	Affirming long-term targets, including long-term EPS and dividend per share compounded annual growth rates (CAGRs) of 7-9%

•	Announcing 2025-2029 capital plan of $17-$18 billion and 2025-3034 capital plan of $40-$42 billion

CAMDEN, N.J., October 30, 2024 – American Water Works Company, Inc. (NYSE: AWK), a large cap value company, today reported results for the quarter ended September 30, 2024, of $1.80 per share, compared to $1.66 per share for the same quarter in 2023, and $4.17 per share for the year-to-date period ended September 30, 2024, compared to $4.03 per share for the same period in 2023.

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“The company has delivered strong results to date in 2024, including key regulatory outcomes that set a good foundation going forward.” said M. Susan Hardwick, CEO of American Water. “We are also very pleased to have closed on the Butler Area Sewer Authority wastewater acquisition and look forward to serving those customers.”

“Looking forward to 2025 and beyond, we have demonstrated consistently now that we execute on the plans we set, and we are fully confident in our ability to continue to deliver on our near-term and long-term growth and capital plans in this latest update,” said Hardwick.

2024 EPS Guidance Affirmed

The company affirms weather-normalized 2024 earnings per share guidance range of $5.25 to $5.30, which it narrowed last quarter to the top half of the previous EPS guidance range of $5.20 to $5.30. Both ranges include approximately $0.10 per share of incremental interest income resulting from the early 2024 amendment to the terms of the secured seller note receivable from the 2021 sale of HOS. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Cautionary Statement Concerning Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”).

2025 EPS Guidance and Long-Term Targets

•	2025 earnings per share guidance range of $5.65 to $5.75 established; includes the $0.10 per share of incremental interest income from the amended HOS note

•	Long-term EPS CAGR of 7-9% remains unchanged

•	Long-term rate base growth of 8-9% (including acquisitions) remains unchanged

•	Acquired customer additions at a CAGR of 2% remains unchanged

•	Long-term dividend per share CAGR expectation of 7-9% remains unchanged

•	Established capital investment plan of $17-$18 billion for 2025-2029 and $40-$42 billion for 2025-2034

•	2025 capital investment plan of $3.3 billion

Consolidated Results

For the three and nine months ended September 30, 2024, earnings per share were $1.80 and $4.17, respectively, compared to $1.66 and $4.03 per share in the same periods in 2023. Results include the increased revenues from implementation of new rates in the Regulated Businesses from capital and acquisition investments. Results also reflect increased production and employee-related costs, increased depreciation and higher financing costs used to fund the current capital investment plan. Results for the three and nine months ended September 30, 2024, reflect the net favorable impact of warmer, drier weather compared to normal, estimated at $0.04 and $0.07 per share, respectively. Results for the three and nine months ended September 30, 2023, reflect the net favorable impact of weather compared to normal, estimated at $0.04 and $0.11 per share, respectively. Results for the three and nine months ended September 30, 2024, include incremental interest income of $0.03 and $0.07 per share, respectively, resulting from the early 2024 amendment to the secured seller note from the sale of the former HOS business.

The company is on track to modestly exceed its original capital investment plan for the year with investments of $2.0 billion in the first nine months of 2024, including $1.9 billion for infrastructure improvements and replacements, primarily in the Regulated Businesses, and $119 million for acquisitions.

Regulated Businesses

In the third quarter of 2024, the Regulated Businesses’ net income was $356 million, compared to $331 million for the same period in 2023. For the first nine months of 2024, the Regulated Businesses’ net income was $815 million, compared to $783 million for the same period in 2023.

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Operating revenues increased $124 million and $244 million for the three and nine months ended September 30, 2024, respectively, as compared to the same periods in 2023. The increase in operating revenues was primarily a result of authorized revenue increases from completed general rate cases and infrastructure proceedings for the recovery of incremental capital and acquisition investments.

Since January 1, 2024, the company has been authorized additional annualized revenues of $346 million with $256 million from general rate cases and $90 million from infrastructure surcharges. The company has general rate cases in progress in seven jurisdictions and has filed for infrastructure surcharges in three jurisdictions, reflecting a total annualized revenue request of $375 million. Most of the additional authorized revenues in 2024 had effective dates in the second or third quarter of this year.

Operating expenses were higher by $63 million and $139 million for the three and nine months ended September 30, 2024, respectively, as compared to the same periods in 2023. Operating expenses were higher primarily due to an increase in employee related costs, as well as general taxes associated with increased capital investment, and increased production costs, which include higher purchased water cost and usage. Operating expenses also include depreciation expense, which was higher by $22 million and $54 million in the same periods, respectively, due to the growing capital investment.

Interest expense was higher by $15 million and $37 million for the three and nine months ended September 30, 2024, respectively, as compared to the same periods in 2023, to fund capital investments.

Dividends

On October 29, 2024, the company’s Board of Directors declared a quarterly cash dividend payment of $0.7650 per share, payable on December 3, 2024, to shareholders of record as of November 12, 2024.

2024 Third Quarter Earnings Conference Call

The conference call to discuss third quarter 2024 earnings, 2025 earnings guidance, and long-term targets will take place on Thursday, October 31, 2024, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.

Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s investor relations website at ir.amwater.com/events.

About American Water

American Water (NYSE: AWK), a large capitalization value company, is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to more than 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s 6,500 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.

For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X and Instagram.

Throughout this press release, unless the context otherwise requires, references to the “company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole. All statements related to earnings and earnings per share refer to diluted earnings and diluted earnings per share.

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Non-GAAP Financial Measures

This press release includes a presentation of American Water’s 2024 and 2025 earnings guidance ranges excluding the $0.10 per share of incremental interest income to be recognized from the amended HOS note. This presentation constitutes a “non-GAAP financial measure” under SEC rules. It is derived from American Water’s consolidated financial information but is not presented in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). This presentation supplements American Water’s GAAP disclosures and should be considered in addition to, and not in substitution of, measures of financial performance prepared in accordance with GAAP. Management believes this presentation is useful to American Water’s investors because it excludes an item not reflective of its ongoing operating results and the presentation will allow investors to understand better the operating performance of American Water’s regulated businesses. Although management will use this presentation internally to evaluate American Water’s results of operations and to facilitate a meaningful year-to-year comparison thereof, management does not intend this presentation to represent future results as defined by GAAP, and investors should not consider them as such. In addition, this presentation of guidance may not be comparable to similar presentations by other companies, and, accordingly, it may have significant limitations in its use.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, 2024 and 2025 earnings guidance, the company’s long-term financial, growth and dividend targets, the ability to achieve the company’s strategies and goals, customer affordability and acquired customer growth, the outcome of the company’s pending acquisition activity, the amount and allocation of projected capital expenditures, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may vary materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise; limitations on the availability of the company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors; present and future proposed changes in laws, governmental regulations and policies, including with respect to the environment (such as, for example, potential improvements to existing Federal regulations with respect to lead and copper service lines and galvanized steel pipe), health and safety, data and consumer privacy, security and protection, water quality and water quality accountability, contaminants of emerging concern (including without limitation per- and polyfluoroalkyl substances (“PFAS”)), public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulations and policies with respect to data and consumer privacy, security and protection; the company’s plans and efforts to protect and remediate its computer networks and systems following the company’s October 3, 2024 cybersecurity incident, and the impacts of such incident on the company and/or its financial condition and results of operations; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the company’s aging infrastructure, and its ability to appropriately improve the resiliency of or maintain, update, redesign and/or replace, current or future infrastructure and systems,

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including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means, and impacts from required or voluntary public and other disclosures related thereto, including with respect to the company’s reported October 3, 2024 cybersecurity incident; the company’s ability to obtain permits and other approvals for projects and construction, update, redesign and/or replacement of various water and wastewater facilities; changes in the company’s capital requirements; the company’s ability to control operating expenses and to achieve operating efficiencies, and the company’s ability to create, maintain and promote initiatives and programs that support the affordability of the company’s regulated utility services; the intentional or unintentional actions of a third party, including contamination of the company’s water supplies or the water provided to its customers; the company’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, power and other fuel, water and other raw materials, and to address or mitigate supply chain constraints that may result in delays or shortages in, as well as increased costs of, supplies, products and materials that are critical to or used in the company’s business operations; the company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations, including without limitation the company’s ability to (i) obtain required regulatory approvals for such acquisitions, (ii) prevail in litigation or other challenges related to such acquisitions, and (iii) recover in rates the fair value of assets of the acquired regulated operations, the company’s Military Services Group entering into new military installation contracts, price redeterminations, and other agreements and contracts with the U.S. government, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties following the completion of the sale of the company’s former HOS business, including the company’s ability to receive amounts due, payable and owing to the company under the amended secured seller note when due, and the ability of the company to redeploy successfully and timely the net proceeds of this transaction into the company’s Regulated Businesses; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the company’s operations; the company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the company’s ability to maintain safe work sites; the company’s exposure to liabilities related to environmental laws and regulations, including those enacted or adopted and under consideration, and the substances related thereto, including without limitation lead and galvanized steel, PFAS and other contaminants of emerging concern, and similar matters resulting from, among other things, water and wastewater service provided to customers; the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans; changes in general economic, political, business and financial market conditions; access to sufficient debt and/or equity capital on satisfactory terms and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates, and the company’s ability to address or mitigate the impacts thereof; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks by credit rating agencies with respect to the company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation or regulations (including without limitation impacts related to the Corporate Alternative Minimum Tax); and (ii) the availability of, or the company’s compliance with, the terms of applicable tax credits and tax abatement programs; migration of customers into or out of the company’s service territories and changes in water and energy consumption resulting therefrom; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the company’s utility subsidiaries, including without limitation litigation and other proceedings with respect to the water system assets of the company’s California subsidiary located in Monterey, California, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges, changes in fair value and other adjustments related to the company’s goodwill or the value of its other assets; labor actions, including work stoppages and strikes; the company’s ability to retain and attract highly qualified and skilled employees and/or diverse talent; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

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These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above, and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

AWK-IR

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American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Operating revenues	$1,323	$1,167	$3,483	$3,202

Operating expenses:
Operation and maintenance	496	436	1,339	1,248
Depreciation and amortization	200	177	581	523
General taxes	84	76	246	227
Other	—	—	(1)	(1)

Total operating expenses, net	780	689	2,165	1,997

Operating income	543	478	1,318	1,205
Other (expense) income:
Interest expense	(132)	(117)	(387)	(342)
Interest income	22	23	71	52
Non-operating benefit costs, net	7	9	23	26
Other, net	13	14	31	37

Total other (expense) income	(90)	(71)	(262)	(227)

Income before income taxes	453	407	1,056	978
Provision for income taxes	103	84	244	205

Net income attributable to common shareholders	$350	$323	$812	$773

Basic earnings per share: (a)
Net income attributable to common shareholders	$1.80	$1.66	$4.17	$4.03

Diluted earnings per share: (a)
Net income attributable to common shareholders	$1.80	$1.66	$4.17	$4.03

Weighted-average common shares outstanding:
Basic	195	195	195	192

Diluted	195	195	195	192

(a)	Amounts may not calculate due to rounding.

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American Water Works Company, Inc. and Subsidiary Companies

Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

	September 30, 2024	December 31, 2023
ASSETS
Property, plant and equipment	$33,940	$32,189
Accumulated depreciation	(6,933)	(6,751)

Property, plant and equipment, net	27,007	25,438

Current assets:
Cash and cash equivalents	127	330
Restricted funds	40	34
Accounts receivable, net of allowance for uncollectible accounts of $50 and $51, respectively	453	339
Income tax receivable	7	86
Unbilled revenues	310	302
Materials and supplies	105	112
Other	195	186

Total current assets	1,237	1,389

Regulatory and other long-term assets:
Regulatory assets	1,119	1,106
Secured seller promissory note from the sale of the Homeowner Services Group	795	720
Operating lease right-of-use assets	89	86
Goodwill	1,143	1,143
Other	400	416

Total regulatory and other long-term assets	3,546	3,471

Total assets	$31,790	$30,298

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American Water Works Company, Inc. and Subsidiary Companies

Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

	September 30, 2024	December 31, 2023
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 200,345,035 and 200,144,968 shares issued, respectively)	$2	$2
Paid-in-capital	8,588	8,550
Retained earnings	2,172	1,659
Accumulated other comprehensive loss	(8)	(26)
Treasury stock, at cost (5,451,216 and 5,414,867 shares, respectively)	(392)	(388)

Total common shareholders’ equity	10,362	9,797

Long-term debt	12,550	11,715
Redeemable preferred stock at redemption value	3	3

Total long-term debt	12,553	11,718

Total capitalization	22,915	21,515

Current liabilities:
Short-term debt	215	179
Current portion of long-term debt	585	475
Accounts payable	259	294
Accrued liabilities	585	791
Accrued taxes	174	67
Accrued interest	129	93
Other	185	252

Total current liabilities	2,132	2,151

Regulatory and other long-term liabilities:
Advances for construction	379	352
Deferred income taxes and investment tax credits	2,833	2,717
Regulatory liabilities	1,403	1,481
Operating lease liabilities	77	73
Accrued pension expense	243	262
Other	239	196

Total regulatory and other long-term liabilities	5,174	5,081

Contributions in aid of construction	1,569	1,551
Commitments and contingencies

Total capitalization and liabilities	$31,790	$30,298

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